Question 77c

Travelers Series Fund Inc.

Strategic Equity Portfolio
AIM Capital Appreciation Portfolio
Van Kampen Enterprise Portfolio
MFS Total Return Portfolio
Salomon Brothers Strategic Total Return Bond Portfolio
Travelers Managed Income Portfolio
Pioneer Strategic Income Portfolio

125 Broad Street
New York, New York 10004

						May 23, 2005

		NOTE OF SPECIAL MEETINGS OF STOCKHOLDERS

To The Stockholders of:

Strategic Equity Portfolio, AIM Capital Appreciation
Portfolio, Van Kampen Enterprise Portfolio, MFS Total Return
Portfolio, Salomon Brothers Strategic Total Return Bond
Portfolio, Travelers Managed Income Portfolio, and Pioneer
Strategic Income Portfolio:

NOTICE IS HEREBY GIVEN THAT Special Meetings of the stockholders of Strategic Equity Portfolio, AIM Capital
Appreciation Portfolio, Van Kampen Enterprise Portfolio,
MFS Total Return Portfolio, Salomon Brothers Strategic
TotalReturn Bond Portfolio, Travelers Managed Income
Portfolio andPioneer Strategic Income Portfolio
(each a Portfolio and,collectively, the Portfolios), each a series if Travelers Series Fund Inc. (the Fund), will be held at Citigroup Center,153 East 53rd Street,
New York, New York 10022, on June 29,2005 at 9:00 a.m.
(Eastern time) for the following purposes:

ITEM 1. To approve or disapprove an Agreement and Plan of Reorganization (the Reorganization Agreement) whereby each Portfolio will be reorganized with and into a corresponding investment portfolio of The Travelers
Series Trust (the Trust). The plan contemplates (a) the transfer of substantially all of the assets and all of the liabilities of each Portfolio to the corresponding Portfolio of the Trust (each a Trust Portfolio and, collectively, the Trust Portfolios) in exchange for shares of the corresponding Trust Portfolio, and
(b) the distribution of such shares of each Trust
Portfolio to the stockholders of the corresponding
Portfolio in connection with the liquidation of such Portfolio.

Under the terms of the Reorganization Agreement, each of the following Portfolios would be acquired by the corresponding Trust Portfolio listed opposite its name:

Portfolios                           Trust Portfolios

Strategic Equity              Strategic Equity Portfolio
Portfolio

AIM Capital Appreciation      AIM Capital Appreciation
Portfolio                          Portfolio

Van Kampen Enterprise         Van Kampen Enterprise
Portfolio                          Portfolio

MFS Total Retun               MFS Total Return Portfolio
Portfolio

Salomon Brothers Strategic    Salomon Brothers Strategic
Total Return Bond Portfolio   Total Return Bond Portfolio

Travelers Managed Income      Travelers Managed Income
Portfolio                            Portfolio

Pioneer Strategic Income      Pioneer Strategic Income
Portfolio                            Portfolio

ITEM 2. To transact such other business as may properly come before the Special Meetings or any adjournment(s) thereof.

THE BOARD OF DIRECTORS OF TRAVELERS SERIES FUND INC.
UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF ITEM
1.